AMENDMENT NO. 1
TO

SELLER NOTE SUBORDINATION AND
INTERCREDITOR AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) is entered into as of this 8th day of March, 2006 among CapitalSource Finance LLC (“Senior Lender”), F&L L.L.P. (f/k/a Oblio Telecom L.L.P.) (“Subordinated Lender” or “Holder of Subordinated Indebtedness”) and Oblio Telecom, Inc. (“Company”).

WHEREAS, as an inducement for Senior Lender to provide or continue to provide a secured credit facility in favor of Company and its subsidiaries (“Borrower”), Subordinated Lender entered into the Seller Note Subordination and Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) dated as of August 12, 2005 to provide for the subordination of (i) Subordinated Lender’s right to receive payments on the Subordinated Indebtedness and (ii) the “Liens” in all assets of Company granted to Subordinated Lender to the “Liens” in such assets of Company granted to Senior Lender;

WHEREAS, Company incurred additional Subordinated Indebtedness payable to Subordinated Lender pursuant to the Additional Subordinated Note (as such term is defined in the Agreement);

WHEREAS, Senior Lender has agreed to waive certain events of default that have occurred under the Loan Agreement and to make certain amendments to the Loan Agreement pursuant to Waiver and Amendment No. 2 to Credit and Security Agreement dated as of March 8, 2006 (“Amendment No. 2”);

WHEREAS, to induce Senior Lender to enter into Amendment No. 2 and to provide or continue to provide the financial accommodations provided therein, Subordinated Lender has agreed to subordinate its right to payment under the Additional Subordinated Note and Senior Lender is willing to modify the Agreement to reflect the change in amount of Subordinated Indebtedness on the terms and conditions hereafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

2.          Amendments to Agreement. The Agreement is hereby amended in its entirety to provide as follows:

      (a)              Section 1.1 of the Agreement is amended by amending the following defined terms to provide as follows:

“Subordinated Indebtedness” shall mean all principal, interest and other amounts payable or chargeable in connection with the Subordinated Note and all other obligations of any kind owed by Borrower to Subordinated Lender.

“Subordinated Note” shall mean collectively, (i) the Initial Subordinated Note and (ii) the Additional Subordinated Note.

(b)   Section 1.1 of the Agreement is amended by inserting the following defined terms in their appropriate alphabetical order:

“Additional Subordinated Note” shall mean, that certain promissory note in the original principal amount of $2,322,850 dated as of December 14, 2005 between Company and Subordinated Lender.

“Permitted Principal Payment” shall have the meaning set forth in Section 2.1(iii) of this Agreement.

“Permitted Principal Payment Amount” shall mean, for any Test Period, commencing with the Test Period ending June 30, 2006 and for each Test Period thereafter, the lesser of: (x) the amount by which the Company’s EBITDA for the Test Period divided by 1.5, exceeds the Company’s Fixed Charges for such Test Period, or (y) the amount by which the Company’s EBITDA for the Test Period exceeds the minimum EBITDA amount required in paragraph 1 of Annex I of the Loan Agreement for such Test Period. The amount of any principal payments previously made to Subordinated Lender under Section 2.1(iii) of this Agreement shall be considered a Fixed Charge for purposes of computing the Permitted Principal Payment Amount for each subsequent Test Period.

“Permitted Principal Payment Certificate” shall mean a certificate of the Company’s chief financial officer in form and substance satisfactory to Senior Lender in its sole discretion (A) stating that such person has reviewed the relevant terms of the Loan Documents and the condition of the Company, (B) stating that no Default or Event of Default has occurred or is continuing, and (C) setting forth the Permitted Principal Payment Amount, accompanied by detailed calculations thereof, in a form satisfactory to Lender.

“Initial Subordinated Note” shall mean, the Note and Security Agreement in the original principal amount of $2,500,000 dated as of August 12, 2005 between Company and Subordinated Lender.

(c)   Section 2.1 of the Agreement is amended in its entirety to provide as follows:

“Section 2.1. Payments. Company shall make no Distribution on the Subordinated Indebtedness until such time as the Senior Indebtedness shall have been paid in full in cash and the Loan Agreement shall have been irrevocably terminated; provided, however, so long as no Default or Event of Default shall have occurred under the Senior Lending Agreements or would occur after giving effect to such payment:

(i)
Company may pay, and the Subordinated Lender may receive and retain, regularly scheduled quarterly payments of interest on the Initial Subordinated Note at a rate not to exceed one percent (1%) per annum;

(ii)
Company may pay, and the Subordinated Lender may receive and retain, regularly scheduled quarterly payments of interest on the Additional Subordinated Note at a rate not to exceed four percent (4%) per annum;

(iii)
Company may pay, and the Subordinated Lender may receive and retain, payments of principal on the Additional Subordinated Note (a “Permitted Principal Payment”) in an amount not to exceed the Permitted Principal Payment Amount for the Test Period ended immediately prior to the date of such proposed principal payment. No Permitted Principal Payment shall be made earlier than the receipt by Senior Lender of the Company’s monthly financial statements required under and prepared in accordance with Section 6.1(a) of the Loan Agreement for the Test Period ending immediately prior to such proposed Permitted Principal Payment, accompanied by a Permitted Principal Payment Certificate; and

(iv)
Company may prepay the principal on the Initial Subordinated Note and the Additional Subordinated Note (in whole or in part) after the payment in full in cash of all Senior Indebtedness with respect to the Term Loan Facilities.”

3.             Representations and Warranties. Company and Subordinated Lender hereby represents and warrants as follows:

(a)  This Amendment and the Agreement, as amended hereby, constitute legal, valid and binding obligations of Company and Subordinated Lender and are enforceable against Company and Subordinated Lender in accordance with their respective terms.

(b)  Upon the effectiveness of this Amendment, Company and Subordinated Lender hereby reaffirms all covenants, representations and warranties made in the Agreement as amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c)  No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d)  Company and Subordinated Lender have no defense, counterclaim or offset with respect to the Agreement.

4.   Effect on the Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

(b) Except as specifically amended herein, the Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Senior Lender, nor constitute a waiver of any provision of the Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

5.   Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to any conflicts of laws principles thereto that would call for the application of the laws of any other jurisdiction.

6.   Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.   Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

CAPITALSOURCE FINANCE LLC, as Senior Lender

By:	/s/

Name
Title

F&L L.L.P. (f/k/a Oblio Telecom L.L.P.), as Subordinated Lender

By:	/s/

Name
Title

OBLIO TELECOM INC., as Company

By:	/s/

Name
Title

ACKNOWLEDGED AND AGREED:

By:	/s/ Sammy Jibrin

Sammy Jibrin

By:	/s/ Radu Archiriloaie

Radu Archiriloaie